EXHIBIT 10.8

SUMMARY OF INFORMAL AGREEMENTS TO AWARD
SHARES OF RESTRICTED STOCK

          We have informally agreed to issue future restricted stock awards under the 2001 Employee Incentive Compensation Plan totaling 98,000 shares to our Chief Executive Officer and our President and Chief Operating Officer.